CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147449 on Form S-8 of our report dated June 28, 2010, appearing in this Annual Report on Form 11-K of Vulcan Materials Company Construction Material Divisions Hourly Employees Savings Plan for the year ended December 31, 2009.

/S/   DELOITTE & TOUCHE LLP

Birmingham, Alabama
June 28, 2010